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                                                                    Exhibit 23.4



                        Consent of Independent Auditors



We consent to the reference to our firm under the captions "Selected Financial and Operating Data of Ovation" and "Experts" and to the use of our report dated December 11, 1998, with respect to the financial statements of Ovations Communications, Inc. as of December 31, 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 included in the Registration Statement (Form S-4) and related Prospectus of McLeodUSA Incorporated.


                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 2, 1999